Exhibit 99.1

     News Release
Lockheed Martin Reduces Gross Pension Obligation by $4.3 Billion
with Purchase of Group Annuity Contracts

BETHESDA, Md., June 27, 2022 – Lockheed Martin Corporation (NYSE: LMT) today announced it has purchased group annuity contracts from Athene Holding Ltd. (NYSE: ATH), a leading retirement services company. Under the contracts, Lockheed Martin will transfer approximately $4.3 billion of its gross pension obligations and related plan assets for approximately 13,600 U.S. retirees and beneficiaries to Athene. The contracts were purchased using assets from Lockheed Martin’s master retirement trust and no additional funding contribution was required as part of this transaction.

On Jan. 1, 2023, Athene will begin paying and administering the retirement benefits of the affected retirees and beneficiaries in the Lockheed Martin Corporation Salaried Employee Retirement Program and the Lockheed Martin Aerospace Hourly Pension Plan. The transaction will result in no changes to the benefits received by retirees and beneficiaries. Transferred pension benefits are subject to the protections offered by the State Guaranty Association in the states where the retirees and beneficiaries live. Affected retirees and beneficiaries will receive a letter with additional details about the transfer.

In connection with this transaction, the company expects to recognize a non-cash, non-operating settlement charge of approximately $1.5 billion ($1.2 billion, or $4.50 per share, after tax) in the second quarter of 2022, related to the accelerated recognition of actuarial losses for the affected plans that were included in stockholders’ equity. The actual settlement charge will depend on finalization of the actuarial assumptions, including discount rate and investment rate of return, as of the measurement date. The charge was not included in the company’s prior 2022 financial outlook released on April 19, 2022, and the company will provide an update to its 2022 financial outlook with its second quarter earnings release.

About Lockheed Martin
Headquartered in Bethesda, Maryland, Lockheed Martin Corporation is a global security and aerospace company that employs approximately 114,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services.

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Media Contact:
Cailin Schmeer, spokesperson, Global Media Relations, +1 301-214-3030; media.relations@lmco.com

Investor Relations Contacts:
Greg Gardner, vice president, Investor Relations, +1 301-897-6584; greg.m.gardner@lmco.com
David Weston, director, Investor Relations, +1 301-897-6455; david.weston@lmco.com

Forward-Looking Statements

This news release contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, including the expected non-cash settlement charge, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. There can be no assurance that future events will occur as anticipated, if at all, or that actual results will be as expected. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the amount of the expected settlement charge, the accuracy of the Lockheed Martin’s estimates and projections; timing and estimates regarding pension funding and movements of interest rates; and other changes that may affect pension plan assumptions, stockholders’ equity, the level of the FAS/CAS adjustment and actual returns on pension plan assets and the impact of pension related legislation. These are only some of the factors that may affect the forward-looking statements contained in this news release. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see Lockheed Martin’s filings with the U.S. Securities and Exchange Commission (“SEC”) including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. Lockheed Martin’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, Lockheed Martin expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.